The Registrant requests that the Registration Statement become effective immediately upon filing pursuant to Securities Act Rule 462.

As filed with the Securities and Exchange Commission on August 10, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMSOUTH BANCORPORATION

(Exact name of registrant as specified in its charter)

Delaware	6711	63-0591257
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number	(I.R.S. Employer Identification No.)

AmSouth Center

1900 Fifth Avenue North

Birmingham, Alabama 35203

(205) 320-7151

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

AmSouth Bancorporation

Stock Option Plan for Outside Directors

(full title of the Plan)

T. KURT MILLER	With a Copy to:
Senior Vice President and General Counsel	J. Michael Savage
Maynard, Cooper & Gale, P.C.
AMSOUTH BANCORPORATION	1901 Sixth Avenue North
1900 Fifth Avenue North	Suite 2400
AmSouth Center, 10th Floor	Birmingham, Alabama 35203
Birmingham, Alabama 35203
(205) 801-0178

(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $1.00 par value (and associated Preferred Stock Purchase Rights)	500,000 shares	$24.40 per share	$12,200,000	$1,546

(1)	Estimated only for the purpose of calculating the registration fee. Such estimates have been calculated in accordance with Rule 457(h)(1) and (c) under the Securities Act of 1933 and are based upon the average of the high and low prices reported in the consolidated reporting system of the offered securities on August 4, 2004.

Pursuant to General Instruction E of Form S-8, the contents of AmSouth Bancorporation’s Registration Statements on Form S-8 (333-76283 and 333-102581) are hereby incorporated by reference. In addition, the following information is included:

PART II

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

The Registrant’s Restated Certificate of Incorporation, as amended, and Directors’ and Officers’ Liability Insurance Policy provide for indemnification for the Registrant’s directors and officers against certain liabilities.

Item 8. Exhibits

The following exhibits are filed as part of this Registration Statement:

3.1	Restated Certificate of Incorporation of AmSouth Bancorporation (incorporated by reference to the Registrant=s Current Report on Form 8-K filed October 15, 1999, Exhibit 3.1).

3.2	Bylaws of AmSouth Bancorporation (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, Exhibit 3.2).

4.1	Agreement and Addendum for Advances and Security Agreement with Blanket Floating Lien and Agreement for Advances, Specific Collateral Pledge and Security Agreement (incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000, Exhibit 4-a).

4.2	Addendum to Agreement for Advances and Security Agreement with Blanket Floating Lien (incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003, Exhibit 4.2).

4.3	Second Addendum to the Agreement for Advances and Security Agreement with Blanket Floating Lien (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, Exhibit 4)

4.4	Stockholder Protection Rights Agreement dated as of December 18, 1997, including as Exhibit A the forms of Rights Certificate and of Election to Exercise and as Exhibit B the form of Certificate of Designation and Terms of Series A Preferred Stock (incorporated by reference to the Registrant’s Report on Form 8-K filed on December 18, 1997, Exhibit 4.1, filed with the Securities and Exchange Commission in Washington, D.C., SEC file no. 1-7476).

5	Opinion of Carl L. Gorday, Assistant General Counsel of Registrant.

15	Letter re Unaudited Interim Financial Information

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Carl L. Gorday (included in Exhibit 5)

24	Powers of Attorney

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, as of the 10th day of August, 2004.

AMSOUTH BANCORPORATION

By:	/s/ C. Dowd Ritter
C. Dowd Ritter
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of August 10, 2004.

Signature	Title
/s/ C. Dowd Ritter C. Dowd Ritter	Chairman of the Board, President, Chief Executive Officer and a Director (Principal Executive Officer)

/s/ Beth E. Mooney Beth E. Mooney	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Earnest W. Deavenport, Jr.	A Director

* Martha R. Ingram	A Director

* Ronald L. Kuehn, Jr.	A Director

* James R. Malone	A Director

* Charles D. McCrary	A Director

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Signature	Title
* Claude B. Nielsen	A Director

* Cleophus Thomas, Jr.	A Director

*	Carl L. Gorday, by signing his name hereto, does sign this document on behalf of each of the persons indicated above pursuant to powers of attorney executed by such persons and filed with the Securities and Exchange Commission.

By:	/s/ Carl L. Gorday
Carl L. Gorday

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